Exhibit 5.1

MorphoSys AG ■ Postfach 16 58 ■ 82145 Planegg	MorphoSys AG Semmelweisstrasse 7 82152 Planegg Germany

United States Securities and Exchange Commission 450 Fifth Street N.W. Washington, DC 20549 United States of America	Telefon: Fax: Email: Internet:	+49 (0)89 899 27-0 +49 (0)89 899 27-222 info@morphosys.com www.morphosys.com

Contact:	Klaus de Wall	April 21, 2020
Phone:	+49 89 89927 331

Form S-8

Ladies and Gentlemen,
I refer to the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the “Registration Statement”) of MorphoSys AG, a German stock corporation (the “Company”), under the Securities Act of 1933 (the “Securities Act”). The Post-Effective Amendment relates to up to 127,357 ordinary shares, with no par value of the Company (the “Securities”), issued under the Restricted Stock Unit Program 2020 (US Inc.), offered to certain employees of MorphoSys US Inc.
I have examined and am familiar with (i) the Company’s Articles of Association and (ii) the corporate procedures relating to the issuance of the Securities. Upon the basis of the foregoing, and having satisfied myself as to such other matters of law and fact as I consider relevant for the purposes of this opinion, I advise you that, in my opinion, upon issuance, the Securities will have been legally issued, fully paid and non-assessable.
I express no opinion herein, on or with respect to, any law other than the laws of Germany, and I express no opinion on, or with respect to, the laws of the United States, any state thereof or any other laws, statutes, regulations or ordinances.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any reference to me therein. In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Management Board Dr. Jean-Paul Kress (Chairman), Jens Holstein, Dr. Malte Peters Chairman of the Supervisory Board Dr. Marc Cluzel	Bank details Commerzbank Sort code: 700 800 00 Account No.: 0349775600 IBAN: DE73 7008 0000 0349 7756 00 SWIFT (BIC): DRESDEFF700	Tax No. 9143/101/21259 VAT-ID. No. DE 15506 9821	Registered Office Planegg, Landkreis München Commercial register AG München HRB 121023

Very truly yours,

/s/ Charlotte Lohmann
Charlotte Lohmann
General Counsel
MorphoSys AG

/s/ Klaus de Wall
Klaus de Wall
Head of Accounting & Tax
MorphoSys AG